EXHIBIT 23.2

Independent  Auditors'  Consent


THE  BOARD  OF  DIRECTORS
AMNIS  SYSTEMS,  INC.
Palo  Alto,  California


We hereby consent to the use of our report, dual dated as February 23 and March 30, 2001, on the financial statements of Optivision, Inc. (the Company) as of and for the eight month period ended December 31, 2000, which includes an emphasis paragraph relating to an uncertainty as to the Company's ability to continue as a going concern, appearing in form 8-K/A of Amnis Systems Inc.


/s/  HOOD  &  STRONG  LLP

San  Francisco,  California
May  8,  2002



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